EXHIBIT 23





        Consent of Independent Auditors






We consent to the incorporation by reference in (i) the Registration Statement (Form S-8, No. 33-50140) pertaining to the Sonat Inc. Executive Award Plan and in the related Prospectus; (ii) the Registration Statement
(Form S-8, No. 33-50142) pertaining to the Sonat Savings
Plan and the related Prospectus; and (iii) the Registration Statement (Form S-3, No. 33-62166) of Sonat
Inc. and the related Prospectus and Prospectus
Supplement of our report dated January 20, 1994, with respect to the consolidated financial statements and schedules of Sonat Inc. included in its Annual Report
(Form 10-K) for the year ended December 31, 1993.




                               ERNST & YOUNG

Birmingham, Alabama
May 11, 1994